Exhibit 99.1

FOR RELEASE ON: March 22, 2023

REGAL REXNORD AND ALTRA ANNOUNCE RECEIPT OF ALL REQUIRED REGULATORY APPROVALS FOR MERGER

BELOIT, WI, and BRAINTREE, MA, March 22, 2023 – Regal Rexnord Corporation (NYSE: RRX) (“Regal Rexnord”) and Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra”) jointly announced today that they have received all required regulatory approvals to complete the previously announced acquisition of all of the issued and outstanding shares of common stock of Altra, whereby a wholly owned subsidiary of Regal Rexnord will be merged with and into Altra, with Altra surviving the merger as a wholly owned subsidiary of Regal Rexnord (the “Transaction”).

The closing of the Transaction is expected to occur on or around March 27, 2023, subject to the satisfaction or waiver of the remaining closing conditions set forth in the merger agreement between the parties.

Advisors

J.P. Morgan and Incentrum Group are serving as financial advisors and Sidley Austin LLP is serving as legal advisor to Regal Rexnord.

Goldman Sachs & Co. LLC is serving as sole financial advisor and Cravath, Swaine & Moore LLP is serving as legal advisor to Altra.

About Regal Rexnord

Regal Rexnord Corporation is a global leader in the engineering and manufacturing of industrial powertrain solutions, power transmission components, electric motors and electronic controls, air moving products, and specialty electrical components and systems, serving customers around the world. Through longstanding technology leadership and an intentional focus on producing more energy-efficient products and systems, Regal Rexnord helps create a better tomorrow – for its customers and for the planet.

Regal Rexnord is comprised of four operating segments: Motion Control Solutions, Climate Solutions, Commercial Systems and Industrial Systems. Regal Rexnord is headquartered in Beloit, Wisconsin and has manufacturing, sales, and service facilities worldwide. For more information, visit RegalRexnord.com.

Contact

Robert Barry, VP - Investor Relations

608-361-7530

robert.barry@regalrexnord.com

About Altra

Altra Industrial Motion Corp. is a premier industrial global manufacturer and supplier of highly engineered motion control, automation, and power transmission systems and components. Altra’s portfolio consists of 26 well-respected brands including Bauer Gear Motor, Boston Gear, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood’s, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has over 9,000 employees and 47 production facilities in 17 countries around the world.

Contact

Investor Relations

781-917-0600

E-mail: ir@altramotion.com

Forward Looking Statements

This release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, concerning Regal Rexnord, Altra, the proposed transaction between Regal Rexnord and Altra (the “Transaction”), and other matters. These forward-looking statements generally include statements regarding the expected timetable for completing the Transaction, the ability to complete the Transaction and other matters. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “confident,” “estimate,” “expect,” “intend,” “plan,” “target,” “may,” “will,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions. These forward-looking statements are based upon information currently available to Regal Rexnord and Altra and are subject to a number of risks, uncertainties, and other factors that could cause actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from the results referred to in the forward-looking statements Regal Rexnord and Altra make in this release include: the possibility that the conditions to the consummation of the Transaction will not be satisfied on the terms or timeline expected, or at all; unexpected difficulties in connection with the Transaction; litigation associated with the Transaction and other risks and uncertainties including, but not limited, to those described in the section entitled “Risk Factors” in Regal Rexnord's Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports of Regal Rexnord including Regal Rexnord's Quarterly Reports on Form 10-Q, and including those described in the “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Altra’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports of Altra including Altra’s Quarterly Reports on Form 10-Q. For a more detailed description of the risk factors associated with Regal Rexnord, please refer to Part I, Item 1A in the Regal Rexnord Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on file with the SEC and subsequent SEC filings. For a more detailed description of the risk factors associated with Altra, please refer to Part I, Item 1A in the Altra Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on file with the SEC and subsequent SEC filings. Shareholders and stockholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date of this release and Regal Rexnord and Altra undertake no obligation to update any forward-looking information contained in this release or with respect to the announcements described herein to reflect subsequent events or circumstances.